Exhibit 23.2

                              WESTERN MINERALS INC.
                                  P.O. Box 3540
                                 4590 Doedar Rd.
                             Silver Spring, NV 89429
                               Phone: 775 577-4822
                              jjmcleod@xplornet.com

U.S. Securities and Exchange Commission
450, 5th Street, NW
Washington, D.C. 20549

                                     CONSENT

I, James W. McLeod, P. Geo., am the author of a Report entitled Review and Recommendations, Nob 1-4 Mineral Claims, Monte Cristo Range Area, "Gilbert" 71/2' Map, Esmeralda County, Nevada, USA, dated July 31, 2007, prepared for Red Sun Mining, Inc.

This is to confirm that I consent to the filing of the Nob 1-4 Mineral Claims Project Report with the US Securities and Exchange Commission, namely a SB-2 registration statement.

I also consent to Red Sun Mining, Inc. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Savona, B.C. this 31th day of July, 2007


                                        /s/ James W. McLeod
                                        ---------------------------
                                        James W. McLeod
                                        Consulting Geologist